Exhibit 99.1
MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Kost Forer Gabbay & Kasierer
3 Aminadav St.
Tel-Aviv 67067, Israel

Tel: 972 (3)6232525
Fax: 972 (3)5622555 www.ey.com/il
REPORT OF INDEPENDENT AUDITORS
To the Shareholders and Board of Directors of
MERCADO SOFTWARE LTD.
     We have audited the accompanying consolidated balance sheet of Mercado Software Ltd. (“the Company” or “Mercado”) and its subsidiaries as of December 31, 2007, and the related consolidated statement of operations, changes in shareholders’ deficiency and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2007, and the consolidated results of their operations and cash flows for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States.
     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. Since the beginning of its activities, the Company has incurred significant losses from operations, amounting to $77,126,000 as of December 31, 2007. Moreover, the Company’s shareholders’ deficiency amounted to $8,319,000 as of December 31, 2007. In addition, as described in Note 1 to the consolidated financial statements, during October 2008 the Board of Directors of Mercado resolved to cease the Company’s activities, and a receivership order against the Company was rendered shortly thereafter. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
January 19, 2009	A Member of Ernst & Young Global

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)

		September
	December 31,	30,
	2007	2008
		(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$1,236	$186
Restricted cash	284	291
Accounts receivable	1,654	1,406
Deferred costs	1,060	1,360
Prepaid expenses and other current assets	322	396

Total current assets	4,556	3,639
Property and equipment, net	669	845
Severance pay fund	655	—
Other assets	127	78

Total assets	$6,007	$4,562

Liabilities and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$1,142	$1,904
Accrued liabilities	2,674	2,827
Accrued severance, net	—	300
Deferred revenues	1,840	4,049
Current portion of notes payable	1,291	3,000

Total current liabilities	6,947	12,080
Notes payable, less current portion	1,525	—
Convertible debt	5,025	12,804
Accrued severance pay	829	—
Commitments and contingencies
Stockholders’ deficit:
Convertible preferred stock, New Israeli Shekels (“NIS”) 0.1 par value; 39,200,000 shares authorized at December 31, 2007 and September 30, 2008; 38,404,572 shares issued and outstanding at December 31, 2007 and September 30, 2008 (aggregate liquidation preference of $27,632,000 and $28,520,000 at December 31, 2007 and September 30, 2008, respectively)	947	947
Ordinary stock, NIS 0.1 par value; 49,800,000 shares authorized at December 31, 2007 and September 30, 2008; 377,607 and 378,952 shares issued and outstanding at December 31, 2007 and September 30, 2008, respectively	9	10
Additional paid-in capital	67,851	67,891
Accumulated deficit	(77,126)	(89,170)

Total stockholders’ deficit	(8,319)	(20,322)

Total liabilities and stockholders’ deficit	$6,007	$4,562

     See accompanying notes to the consolidated financial statements.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Year Ended
	December	Nine Months
	31,	Ended September 30,
	2007	2007	2008
		(unaudited)
Revenues:
Software licenses	$2,214	$1,117	$1,541
Maintenance and services	4,663	3,557	4,579
Subscription	956	603	1,450

Total revenues	7,833	5,277	7,570
Cost of revenues:
Software licenses	25	25	15
Maintenance and services	3,910	2,776	4,304
Subscription	400	262	1,060

Total cost of revenues	4,335	3,063	5,379

Gross profit	3,498	2,214	2,191
Operating expenses:
Sales and marketing	9,045	6,170	7,481
Research and development	3,396	2,376	3,035
General and administrative	2,341	1,501	2,312

Total operating expenses	14,782	10,047	12,828

Loss from operations	(11,284)	(7,833)	(10,637)
Interest income	84	62	4
Interest expense	(567)	(398)	(1,051)
Other expense, net	(159)	(50)	(239)

Loss before income taxes	(11,926)	(8,219)	(11,923)
Provision for income taxes	56	42	121

Net loss	$(11,982)	$(8,261)	$(12,044)

See accompanying notes to the consolidated financial statements.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity (Deficit)
(in thousands, except share data)

	Stockholders’ Equity (Deficit)
							Total
	Convertible				Additional		Stockholders’
	Preferred Stock		Ordinary Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of January 1, 2007	38,404,572	$947	157,639	$5	$67,795	$(65,144)	$3,603
Exercise of stock options	—	—	219,968	4	1	—	5
Stock-based compensation	—	—	—	—	55	—	55
Net loss	—	—	—	—	—	(11,982)	(11,982)

Balance at December 31, 2007	38,404,572	947	377,607	9	67,851	(77,126)	(8,319)
Exercise of stock options (unaudited)	—	—	1,345	1	—	—	1
Stock-based compensation (unaudited)	—	—	—	—	40	—	40
Net loss (unaudited)	—	—	—	—	—	(12,044)	(12,044)

Balance as of September 30, 2008 (unaudited)	38,404,572	$947	378,952	$10	$67,891	$(89,170)	$(20,322)

See accompanying notes to the consolidated financial statements.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Year
	Ended
	December	Nine Months
	31,	Ended September 30,
	2007	2007	2008
		(unaudited)
Cash flows from operating activities:
Net loss	$(11,982)	$(8,261)	$(12,044)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	231	163	283
Amortization of deferred debt discount	116	92	184
Accrued interest on convertible debt	61	—	639
Stock-based compensation	55	42	40
Changes in operating assets and liabilities:
Accounts receivable	446	679	248
Deferred costs	(637)	(245)	(300)
Prepaid expenses and other assets	(209)	(143)	(25)
Accounts payable and accrued liabilities	1,975	740	915
Deferred revenues	1,127	1,684	2,209
Accrued severance pay, net	83	86	126

Net cash used in operating activities	(8,734)	(5,163)	(7,725)

Cash flows from investing activities:
Purchases of property and equipment	(484)	(363)	(459)
Restricted cash, net	(211)	(42)	(7)

Net cash used in investing activities	(695)	(405)	(466)

Cash flows from financing activities:
Proceeds from convertible debt	4,964	918	7,140
Proceeds from notes payable	350	350	—
Proceeds from exercise of stock options	5	4	1

Net cash provided by financing activities	5,319	1,272	7,141

Net decrease in cash and cash equivalents	(4,110)	(4,296)	(1,050)
Cash and cash equivalents at beginning of period	5,346	5,346	1,236

Cash and cash equivalents at end of period	$1,236	$1,050	$186

See accompanying notes to the consolidated financial statements.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements
1. Description of Business and Basis of Presentation
Description of business
     Mercado Software Ltd. (the “Company” or “Mercado”) was incorporated in May 1993 in Israel. The Company specializes in the development and marketing of software development solutions for e-commerce catalogs. The solutions are based on the Company’s patented technology that provides innovative and effective e-commerce Search & Navigation and Advanced Merchandising solutions to online retailers.
     Since the beginning of its activities, the Company has incurred significant losses from operations, amounting to an accumulated deficit of $77,126,000 as of December 31, 2007 and $89,170,000 as of September 30, 2008. Moreover, the Company’s stockholders’ deficit amounted to $8,319,000 as of December 31, 2007 and $20,322,000 as of September 30, 2008.
     During October 2008, the Company notified Lighthouse Capital Partners V, (Israel) L.L.C. (“LCP”), the Company’s sole secured lender, that it can no longer meet its ongoing financial obligations necessary to continue the Company’s activities. As a result, Mercado’s Board of Directors resolved to cease the Company’s activities. The motion for receivership was filed with the Tel Aviv District Court on October 7, 2008, under the consent of LCP and the Company. On October 7, 2008, the court rendered a receivership order against the Company and the appointment of a receiver for the entire assets and operations of the Company.
     On November 5, 2008 Omniture, Inc. (“Omniture”) acquired certain assets of Mercado, which includes technology and related intellectual property, customer and partner agreements and certain operational assets, for a total consideration of $6,443,000. In addition, Omniture assumed certain obligations of Mercado’s subsidiaries.
Principles of consolidation
     The consolidated financial statements are prepared in accordance with the accounting principles generally accepted in the United States (“GAAP”). The Company has wholly-owned subsidiaries in the United States, Mercado ESN Inc. (“MEI”), and in the United Kingdom, Mercado Software (UK) Limited. The subsidiaries are engaged in the marketing, sales and distribution of the Company’s products. The group’s headquarters is based in the United States. The consolidated financial statements include the accounts of the Company and its subsidiaries. Inter-company balances and transactions have been eliminated upon consolidation.
     The consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded asset amounts or the amounts or classification of liabilities if the Company were unable to continue as a going concern.
Use of estimates
     The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
2. Significant Accounting Policies
Foreign currency
     A majority of the revenues of the Company and certain of its subsidiaries are generated in U.S. dollars (“Dollars”). In addition, a substantial portion of the costs of the Company and its subsidiaries are incurred in Dollars. The Company’s management believes that the Dollar is the currency of the primary economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the Dollar. Monetary accounts maintained in currencies other than the Dollar are remeasured into Dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, Foreign Currency Translations. All transaction gains and losses resulting from the remeasurement of monetary balance sheet items are reflected in other expense, net in the accompanying consolidated statements of operations.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
Cash and cash equivalents
     Cash and cash equivalents consist of all highly liquid investments, which are readily convertible to cash, with a maturity of 90 days or less at the date of acquisition.
Restricted cash
     Restricted cash is primarily invested in highly liquid bank deposits, which are used as security for checking accounts, credit cards and lease commitments.
Property and equipment
     Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets as follows:

Computers and peripheral equipment	3 years
Office furniture and equipment	7 – 14 years
Leasehold improvements	Over the shorter of the term of
the lease or useful life
Impairment of long-lived assets
     The Company’s long-lived assets are reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. As of December 31, 2007 and September 30, 2008, no impairment losses have been recognized by the Company.
Revenue recognition
     The Company generates its revenue from license fees for its products, subscription and setup fees from customers utilizing its e-commerce Search & Navigation and Advanced Merchandising solution, maintenance and support and rendering of consulting services, such as implementation, training and installation.
     Revenues from software license agreements are recognized in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended, when persuasive evidence of an agreement exists, delivery of the software has occurred, there are no significant obligations with regard to implementation, the fee is fixed or determinable and collectability is probable. The Company has also adopted SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions, for all transactions entered into after January 1, 2000. SOP 98-9 requires that revenue be recognized under the “residual method”, when vendor specific objective evidence (“VSOE”) of fair value exists for all undelivered elements and no VSOE exists for the delivered elements. The VSOE of fair value of the undelivered elements (maintenance support and services) is determined based on the price charged for the undelivered element when sold separately.
     Revenue from license fees is recognized upon delivery, assuming other criteria of SOP 97-2 are met.
     Maintenance and support, and consulting revenue are deferred and recognized ratably over a service period.
     For a transaction in which Mercado does not have VSOE of fair value for the undelivered elements of the arrangement, the entire engagement fee is recognized ratably over the post contract support period.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     Arrangements that include consulting services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. If services were considered essential, revenue under the arrangement would be recognized using contract accounting. When services are not considered essential, the revenue allocable to the software services is recognized as the services are performed. To date, the Company has determined that the services are not considered essential to the functionality of other elements of the arrangement.
     The Company recognizes subscription revenues on a monthly basis, beginning on the date the customer commences use of the Company’s services and ending on the final day of the contract term.
     The Company usually does not provide rights of return.
     When consulting services are sold separately from multiple element arrangements, the revenues are recognized as the services are performed.
     Deferred revenues include unearned amounts received under license, maintenance and support contracts, but not yet recognized as revenues.
Deferred costs
     Deferred costs are the incremental costs that are directly associated with noncancelable contracts with customers and consist of sales commissions paid to the Company’s direct sales force. The commissions are deferred and amortized as revenue is recognized under the related customer contracts. Commissions are paid 50% in the month after the customer’s contract in signed and 50% upon payment by the customer. The Company believes this is the preferable method of accounting as the commission charges are so closely related to the revenue from the noncancelable customer contracts that they should be recorded as an asset and charged to expense over the same period that the revenue is recognized. Amortization of deferred commissions is included in sales and marketing expense in the accompanying consolidated statements of operations.
Research and development costs
     Research and development costs are charged to the statement of operations as incurred.
Accounting for stock-based compensation
     On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based payment awards made to employees and directors. SFAS No. 123(R) supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, for periods beginning in fiscal 2006. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 107, Share Based Payment relating to SFAS No. 123(R). The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123(R).
     SFAS No. 123(R) requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s consolidated statement of operation.
     Prior to January 1, 2006, the Company accounted for equity-based awards to employees and directors using the intrinsic value method in accordance with APB Opinion No. 25 as allowed under SFAS No. 123, Accounting for Stock-Based Compensation, under which compensation expense is equal to the excess, if any, of the market price of the stock over the exercise price on the grant date of the award.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     Statement No. 123(R) requires nonpublic companies that used the minimum value method of measuring equity share options for pro forma disclosure purposes under SFAS No. 123 to adopt its requirements prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. The Company continues to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards, the provisions of APB Opinion No. 25 and its related interpretive guidance.
     As of December 31, 2007, unrecognized estimated compensation cost related to non-vested stock options was $108,000, which is expected to be recognized over a weighted-average period of 3 years. As of September 30, 2008, unrecognized estimated compensation cost related to non-vested stock options was $68,000, which is expected to be recognized over a weighted-average period of 2.3 years.
Severance pay fund and accrued severance pay
     The Company’s liability for accrued severance pay is calculated pursuant to Israel’s Severance Pay Law, based on the most recent salary of the eligible employees multiplied by the number of years of employment, as of the balance sheet date. Eligible employees are entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for all of its eligible employees is fully provided by monthly deposits with insurance policies and by an accrual.
     The value of these policies is recorded as an asset, severance pay fund, in the Company’s accompanying consolidated balance sheets. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel’s Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrender value of these policies and includes immaterial profits.
     Severance expenses were $291,000 for the year ended December 31, 2007 and $226,000 and $297,000 for the nine months ended September 30, 2007 and 2008, respectively.
Income taxes
     The Company and its subsidiaries account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.
Fair value of financial instruments
     Effective January 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements, which establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework and expands disclosures about the use of fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. However, in February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. 157-2, Effective Date of FASB Statement No. 157, which deferred the effective date of SFAS No. 157 for one year for non-financial assets and liabilities, except for certain items, such as the Company’s cash equivalents and investments, that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The Company is currently evaluating the impact of SFAS No. 157 on its consolidated financial statements for items within the scope of FSP No. 157-2, which will become effective on January 1, 2009. As of September 30, 2008, the adoption of SFAS No. 157 was immaterial to the Company’s financial statements.
     Effective January 1, 2008, the Company adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to elect to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. The Company did not elect to measure any additional financial instruments at fair value as a result of this statement. Therefore, the adoption of SFAS No. 159 did not have a material impact on its consolidated financial statements.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:
     The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.
Concentrations of credit risks
     Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents, restricted cash and trade receivables.
     The majority of the Company’s cash and cash equivalents and restricted cash are deposited in major banks in Israel, the United Kingdom and the United States. Such deposits may be in excess of insured limits and are not insured in other jurisdictions.
     The Company’s trade receivables are mainly derived from sales to customers in the United States and the United Kingdom. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses. An allowance for doubtful accounts is determined with respect to those amounts that are doubtful of collection.
     The Company and its subsidiaries have no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign hedging agreements.
Impact of recently issued accounting standards
     In September 2006, the FASB issued FASB interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109. FIN 48 establishes a single model to address accounting for uncertain tax positions. FIN 48 clarified the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FSP FIN 48-c defers the effective date of FIN 48 for nonpublic enterprises included within this FSP’s scope to the annual financial statements for fiscal years beginning after December 15, 2008.
3. Property and Equipment
     Property and equipment consisted of the following (in thousands):

	December 31,	September 30,
	2007	2008
Computers and peripheral equipment	$2,835	$3,253
Office furniture and equipment	207	209
Leasehold improvements	448	487

	3,490	3,949
Less: accumulated depreciation and amortization	(2,821)	(3,104)

	$669	$845

     Depreciation expense was $231,000 for the year ended December 31, 2007 and $163,000 and $283,000 for the nine months ended September 30, 2007 and 2008, respectively.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
4. Accrued Liabilities
     Accrued liabilities consisted of the following (in thousands):

	December 31,	September 30,
	2007	2008
Employee and payroll accruals	$2,198	$2,274
Accrued expenses	476	553

	$2,674	$2,827

5. Convertible Debt
     In September and December 2007, the Company entered into several convertible bridge loan agreements with certain shareholders (the “Lenders”), under which the Company received proceeds in the total amount of $6,000,000, of which $4,964,000 was received in 2007 and $1,036,000 was received in January, 2008 (the “Convertible Bridge Loans”). See Note 10.
     The Convertible Bridge Loans bear interest at the rate of 8.0% per annum, compounded annually. The Convertible Bridge Loans become due after 12 months following the loan agreement dates (the “Repayment Date”). The amounts due shall be automatically converted into an equity investment in the Company if a closing of an equity financing of the Company in an amount of at least $3,000,000 (excluding the amounts due) from persons and entities who are not shareholders of the Company (the “Next Round”), occurs prior to the Repayment Date, such that, as full discharge of the Company’s repayment obligations, the Lenders shall be entitled to receive the same securities issued in such Next Round, at the same terms and conditions afforded to the investors in such Next Round, provided however that the price per share applicable to such securities shall be discounted by 20%.
     The Convertible Bridge Loans were accounted for according to APB Opinion No.14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants and Emerging Issues Task Force (“EITF”) Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF Issue No. 00-27, Application of Issue No. 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. The Company also considered EITF Issue No. 05-2, The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19. The Company concluded that no bifurcation is required for the conversion option. The Convertible Bridge Loans are not convertible at the commitment date, however they will become convertible and that conversion feature will be beneficial if the Next Round is completed. The intrinsic value of the beneficial conversion feature was calculated at the commitment date. However, that amount would only be recorded at the date a qualified financing is completed.
     During the nine months ended September 30, 2008, the Company entered into additional Convertible Bridge Loan agreements with certain shareholders, under which the Company received total proceeds of $6,224,000 (see also Note 10).
     At December 31, 2007 and September 30, 2008, the Company accrued total unpaid interest of $61,000 and $580,000, respectively related to the Convertible Bridge Loans, which is included in convertible debt in the accompanying consolidated balance sheets.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
6. Notes Payable
     In September 2006, the Company entered into a loan and security agreement (the “Loan Agreement”) with LCP. Under the Loan Agreement, the Company received from LCP total proceeds of $2,650,000 (the “First Installment”) and $350,000 (the “Second Installment”) during December 2006 and January 2007, respectively. Borrowings under the Loan Agreement accrue interest at the prevailing variable prime rate + 4.25% per annum. The original terms of the Loan Agreement required repayment of the principal to commence on January 1, 2008 (the “Commencement Date”), payable in 24 equal monthly installments. In December 2007, the Company signed a forbearance agreement with LCP, pursuant to which the Commencement Date was amended to February 1, 2008. The Commencement Date was further amended at various times during 2008, including on August 28, 2008, when the Company and LCP signed an additional amendment to the forbearance agreement, pursuant to which the loan commencement date was amended to October 1, 2008.
     The Company has granted LCP a first-priority security interest on all of the Company rights, title and interests in and to all of its assets. The Company has also granted LCP a first-priority security interest on all of the Company’s rights in and to the Company’s intellectual property.
     The Company paid interest of $378,000 during the year ended December 31, 2007 and $282,000 and $285,000 during the nine months ended September 30, 2007 and 2008, respectively.
Warrants
     In connection with the First and Second Installments, LCP received warrants to purchase 638,351 and 7,192, respectively, shares of Series CC convertible preferred stock from the Company, each at an exercise price of $0.7662 per share of NIS 0.1 par value.
     This transaction was accounted for in accordance with APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants. The fair value of the warrants issued in connection with the first installment was determined using a Black-Scholes-Merton pricing model, assuming a risk-free interest rate of 4.44%, a volatility factor of 70%, a dividend yield of 0% and a contractual life of 7 years. The fair value of the loan was determined using an appropriate interest rate deemed applicable by the Company for similar loans.
     As a result, the Company recorded a deferred debt discount of approximately $300,000 as a credit to convertible preferred stock, arising from the fair value allocation of the various elements of the transaction in accordance with APB Opinion No. 14. The $300,000 deferred debt discount is being amortized from the date of issuance to the stated redemption date of the loan in January 2010.
7. Commitments and Contingencies
Leases
     The facilities and motor vehicles of the Company and its subsidiaries are leased under noncancellable operating leases for periods expiring on various dates, the latest of which is in 2010.
     The minimum rental payments under non-cancelable leases are as follows (in thousands):

Year ending December 31,
2008	$685
2009	510
2010	300

$1,495

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     Rent expenses were approximately $563,000 for the year ended December 31, 2007 and $396,000 and $638,000 for the nine months ended September 30, 2007 and 2008, respectively.
Guarantees
     The Company has provided guarantees to the lessor of certain of its facilities in the form of a bank deposit, in connection with rental agreements, totaling approximately $57,000.
Royalties
     The Company participated in programs sponsored by the Israeli Government for the support of research and development activities. Through December 31, 2007, the Company obtained grants from the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade and Labor (the “OCS”) aggregating to $1,571,000 for certain of the Company’s research and development projects. The Company is obligated to pay royalties to the OCS, amounting to 3.0%-3.5% of the sales of the products and other related revenues generated from such projects, until the full amount of each grant in repaid. Grants received after January 1, 1999 also bear interest at the rate equal to LIBOR. The obligation to pay these royalties is contingent on actual sales of the associated products and, in the absence of such sales, no payment is required.
     At December 31, 2007 and September 30, 2008, the aggregate contingent liability to the OCS amounted to $1,245,000 and $1,319,000, respectively.
8. Convertible Preferred Stock and Stockholders’ Deficit
Convertible preferred stock
Conversion
     At the option of the holder, each share of convertible preferred stock is convertible at any time into shares of the Company’s ordinary stock. The Company’s shares of convertible preferred stock will automatically be converted into shares of ordinary stock in case of an Initial Public Offering (“IPO”) and other certain events which are described in the Company’s articles of association.
     Convertible preferred stock consisted of the following:

	December 31, 2007		September 30, 2008
	Number of Shares
	Authorized	Outstanding	Authorized	Outstanding
Shares of NIS 0.1 par value each:
Series AA	21,500,000	21,049,268	21,500,000	21,049,268
Series BB	5,700,000	5,505,054	5,700,000	5,505,054
Series CC	12,000,000	11,850,250	12,000,000	11,850,250

Total	39,200,000	38,404,572	39,200,000	38,404,572

Liquidation preference
     In the event of a Liquidation Event (as such term is defined in the Company’s articles of association), the holders of shares of Series CC convertible preferred stock shall be entitled to receive, prior to and in preference to any distribution to any of the holders of any other classes of the Company’s stock (including Series BB and Series AA convertible preferred stock and ordinary stock), an amount per share of Series CC convertible preferred stock equal to $0.7662, adjusted for any Recapitalization Event (as such term is defined in the

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
Company’s articles of association), plus interest at a rate of 8.0% per annum, compounded annually from the date of issuance of such share of Series CC convertible preferred stock to the date of distribution.
     After payment in full of the Series CC preference, each holder of shares of Series BB convertible preferred stock shall be entitled to receive, prior to and in preference to any distribution to any of the holders of any other classes of the Company’s stock (including Series AA convertible preferred stock and ordinary stock), an amount per share of Series BB convertible preferred stock equal to $1.00, adjusted for any Recapitalization Event, plus interest at a rate of 8.0% per annum, compounded annually from the date of issuance of such share of Series BB convertible preferred stock to the date of distribution.
     After payment in full of the Series BB preference, each holder of shares of Series AA convertible preferred stock shall be entitled to receive, prior to and in preference to any distribution to any of the holders of ordinary stock, an amount per share of Series AA convertible preferred stock equal to $0.50, adjusted for any Recapitalization Event.
     After payment in full of the Series CC, BB and AA preference, the remaining assets of the Company shall be distributed pro-rata among all of the shareholders of the Company (including holders of convertible preferred stock), in proportion to the number of shares held by each of them on an as-converted basis.
Other preferences
     In addition, holders of Series BB and CC convertible preferred stock confer preemptive rights and anti dilution rights. Shareholders of 3.0% and more of the issued and outstanding shares of the Company confer certain rights of first refusal.
Dividends
     Dividends of convertible preferred stock are payable prior to or in preference to any declaration or payment of any cash dividend on the ordinary shares of the Company. Such dividends are payable when and if declared by the Company’s Board of Directors. In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.
Ordinary stock
     Shares of ordinary stock confer upon the holders the right to receive notice, to participate and vote in the general meetings of the Company, and subject to the rights of the holders of the convertible preferred stock, the right to receive dividends, if and when declared, and the right to participate in the excess assets upon liquidation of the Company.
Stock option plans
     Under the Company’s stock options plans (the “Plans”), options may be granted to officers, directors, consultants and employees of the Company or its subsidiaries.
     Pursuant to the Plans, the Company reserved for issuance 6,938,410 shares of ordinary stock. As of December 31, 2007, 411,173 shares of ordinary stock of the Company were available for future grant.
     Each option granted under the Plans expires no later than 10 years from the date of grant. The options generally vest over one to four years. Any options which are canceled or forfeited before expiration become available for future grant.
     The Company estimates the value of its stock options using the “calculated value” on the grant date, which incorporates each of the inputs required by SFAS No. 123(R), with the exception of the expected volatility of its stock. The Company measures compensation cost of employee stock options based on the calculated value instead of fair value because it is not practical to estimate the volatility of its share price. The Company does not maintain an internal market for its shares and its shares are rarely traded privately. The calculated

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
value method incorporates each of the inputs required by SFAS No. 123(R), with the exception of the expected volatility of the Company’s own stock. Rather than use the expected volatility of the Company’s own stock, the calculated value method utilizes the historical volatility of similar public companies.
     The Company used the Monte Carlo lattice-based method to estimate the calculated value of its share-based payments. The Company calculated the historical volatility of that index/similar public companies using the daily closing total returns for those similar public companies over the most recent periods ending on the grant date, equal to the expected option term.
     The expected option term represents the period that the Company’s stock options are expected to be outstanding and was determined based on historical experience of similar options, giving consideration to the vesting and contractual terms of the stock options. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term.
     The fair value of the Company’s stock options granted to employees and directors for the year ended December 31, 2007 was estimated using the following weighted-average assumptions:

Year Ended
December 31,
2007
Risk free interest rate	4.87%-4.95%
Dividend yield	0%
Volatility	70%
Contractual term of up to (in years)	10
Forfeiture rate	10%
     The weighted-average grant-date fair value of options granted during 2007 was $0.10 per share. There were no options granted during the nine months ended September 30, 2008.
     Total stock-based compensation expense was classified as follows in the accompanying consolidated statements of operations (in thousands):

	Year
	Ended
	December	Nine Months Ended
	31,	September 30,
	2007	2007	2008
Cost of maintenance and services revenues	$6	$5	$4
Sales and marketing	13	9	10
Research and development	9	6	8
General and administrative	27	22	18

	$55	$42	$40

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     A summary of the Company’s employee stock option activity and related information was as follows:

			Weighted-
			Average
	Number	Weighted-	Remaining
	of	Average	Contractual
	Options	Exercise Price	Life (in years)
Outstanding at January 1, 2007	5,017,570	$0.10
Granted	1,649,736	0.08
Exercised	(219,968)	0.04
Forfeited/cancelled	(168,509)	0.50

Outstanding at December 31, 2007	6,278,829	0.09	7.6
Granted	—	—
Exercised	(6,083)	0.08
Forfeited/cancelled	(110,280)	0.08

Outstanding at September 30, 2008	6,162,466	0.09	7.4

Options exercisable at December 31, 2007	3,725,531	$0.10	5.4
Options vested and expected to vest at December 31, 2007	6,023,499	$0.09	6.3

Options exercisable at September 30, 2008	4,670,727	$0.09	5.3
Options vested and expected to vest at September 30, 2008	6,013,292	$0.09	4.1
     The options outstanding as of December 31, 2007, have been separated into ranges of exercise price as follows:

Options Outstanding				Options Exercisable
		Weighted-			Weighted-
	Options	Average		Options	Average
	Outstanding	Remaining	Weighted-	Exercisable	Exercise
	as of	Contractual	Average	as of	Price of
Exercise	December 31,	Life (in	Exercise	December 31,	Options
price	2007	years)	Price	2007	Exercisable
$0.04	3,582,446	6.61	$0.04	3,026,015	$0.04
0.08	2,583,611	9.12	0.08	586,744	0.08
1.50	111,831	4.33	1.50	111,831	1.50
19.70	300	0.49	19.70	300	19.70
30.00	641	1.97	30.00	641	30.00

	6,278,829	7.60	0.09	3,725,531	0.10

Warrants
     During 2004, the Company granted as a donation to “Tmura Fund”, a non-profit organization, warrants to purchase 144,735 shares of ordinary stock of the Company at an exercise price of NIS 0.01 per share, exercisable during the period from the date of the warrant issuance until the earlier of an event of change of control of the Company or an IPO.
     In June 2007, the Company granted to certain shareholders warrants to purchase 23,113 shares of ordinary stock of the Company at an exercise price of $0.08 per share of NIS 0.1 par value each, exercisable during the period from the date of the warrant issuance until the earlier of an event of a change of control of the Company or an IPO. In connection with the Loan Agreement with LCP, the Company granted to LCP

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
warrants to purchase 645,543 shares of Series CC convertible preferred stock at an exercise price of $ 0.7662 per share of NIS 0.1 par value each (see Note 6).
9. Income Taxes
Tax benefits under the Israeli Law for the Encouragement of Capital Investments, 1959 (the Law”)
     The Company was granted the status of “Approved Enterprise” under the Law in 1996, and was granted an expansion program in 2001.
     According to the provisions of the law, the Company has elected the “alternative benefits” track - waiver of grants in return for a tax exemption and, accordingly, the Company’s income is tax-exempt for a period of two years commencing with the year it first earns taxable income relating to each expansion program, and subject to corporate taxes at the reduced rate of 10%-25% (depending on the rate of foreign investments in the Company), for an additional period of five to eight years. As the Company currently has no taxable income, these benefits have not yet commenced.
     The period of tax benefits, detailed above, is limited to the earlier of 12 years from the commencement of production, or 14 years from receiving the approval.
     The entitlement to the above benefits is conditional upon the Company’s fulfilling the conditions stipulated by the above law, regulations published thereunder and the instruments of approval for the specific investments in “approved enterprises”. In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. As of December 31, 2007 and September 30, 2008, management believes that the Company is meeting all of the aforementioned conditions.
     The tax-exempt income attributable to the “Approved Enterprise” can be distributed to shareholders without subjecting the Company to taxes only upon the complete liquidation of the Company. If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative system of benefits, currently between 15%-20% for an “Approved Enterprise”. The Company has determined that such tax-exempt income will not be distributed as dividends.
     Income from sources other than the “Approved Enterprise” during the benefit period will be subject to tax at the regular corporate tax rate.
     On April 1, 2005, an amendment to the Investment Law came into effect (the “Amendment”) and has significantly changed the provisions of the Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as a Beneficiary Enterprise, such as provisions generally requiring that at least 25% of the Beneficiary Enterprise’s income will be derived from export. Additionally, the Amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.
     However, the Capital Investments Law provides that terms and benefits included in any certificate of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore, the Company’s existing Approved Enterprise will generally not be subject to the provisions of the Amendment. As a result of the amendment, tax-exempt income generated under the provisions of the new law, will subject the Company to taxes upon distribution or liquidation and the Company may be required to record a deferred tax liability with respect to such tax-exempt income. As of December 31, 2007, the Company had not generated income under the provision of the new law.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
Measurement of taxable income under the Israeli Income Tax (Inflationary Adjustments) Law, 1985
     Results for tax purposes are measured and reflected in real terms in accordance with the changes in the Israeli Consumer Price Index (“CPI”). As explained in Note 2, the consolidated financial statements are presented in Dollars. The difference between the change in the Israeli CPI and in the NIS/Dollar exchange rate causes a difference between taxable income or loss and the income or loss before taxes shown in the consolidated financial statements. In accordance with paragraph 9(f) of SFAS No. 109, Mercado has not provided deferred income taxes on this difference between the reporting currency and the tax bases of assets and liabilities.
Corporate tax structure
Reduction in Israeli tax rates
     In June 2004 and in July 2005, the “Knesset” (Israeli parliament) passed amendments to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 and (No. 147), 2005 respectively, which determine, among other things, that the corporate tax rate is to be gradually reduced to the following tax rates: 2007 - 29%, 2008 - 27%, 2009 - 26% and 2010 and thereafter - 25%.
Changes in the tax laws applicable to the Company
     In February 2008, the “Knesset” passed an amendment to the Income Tax Inflationary Adjustments Law, 1985, which limits the scope of the law, commencing 2008 and thereafter. Commencing 2008, the results for tax purposes will be measured in nominal values, excluding certain adjustments for changes in the CPI, carried out in the period up to December 31, 2007. The amended law includes, inter alia, the elimination of the inflationary additions and deductions, and the additional deduction for depreciation commencing in 2008.
Net operating loss carryforwards
     As of December 31, 2007, MEI had U.S. net operating loss (“NOL”) carryforwards for income tax purposes of approximately $11,974,000, which can be carried forward and offset against taxable income and that expires between the years 2021 and 2026.
     Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income which can be offset by NOL carryforwards after a change in ownership (generally greater than 50% change in ownership) of a loss corporation. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, utilization of the NOL and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.
     Utilization of U.S. NOL carryforwards may be subject to substantial annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of NOL carryforwards before utilization.
     The Company has Israeli NOL carryforwards for income tax purposes, as of December 31, 2007, of approximately $28,564,000, which can be carried forward and offset against taxable income with no expiration date.
Deferred income taxes
     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     As of December 31, 2007 and September 30, 2008, the Company had net deferred tax assets of approximately $7,730,000 and $8,640,000, respectively. The net deferred tax assets have been fully offset by a valuation allowance, which increased by $1,242,000 and $910,000 during 2007 and during the nine months ending September 30, 2008, respectively. Deferred tax assets relate primarily to NOL carryforwards and other temporary differences.
     Management currently believes that it is more likely than not that deferred tax assets related to its NOL carryforwards and other temporary differences will not be realized in the foreseeable future due to the Company’s operating losses and uncertainty concerning the Company’s ability to realize these deferred tax assets in the future.
     The Company paid income taxes of $56,000 during the year ended December 31, 2007 and $42,000 and $121,000 during the nine months ended September 30, 2007 and 2008, respectively.
Tax benefits under the Israeli Law for the Encouragement of Industry (Taxes), 1969
     The Company currently qualifies as an “industrial company” under the above law and, as such, is entitled to certain tax benefits, mainly accelerated depreciation of machinery and equipment, the rights to claim public issuance expenses and amortization of patents and other intangible property rights as a deduction for tax purposes.
10. Subsequent Events
Subsequent to December 31, 2007 and prior to October 1, 2008
     During the nine months ended September 30, 2008, the Company entered into additional Convertible Bridge Loan agreements with certain shareholders, under which the Company received total proceeds of $6,224,000.
     In December 2007, the Company signed a forbearance agreement with LCP, pursuant to which the Commencement Date under the Loan Agreement was amended to February 1, 2008. The Commencement Date was further amended at various times during 2008, including on August 28, 2008, when the Company and LCP signed an additional amendment to the forbearance agreement, pursuant to which the loan commencement date was amended to October 1, 2008.
Subsequent to September 30, 2008
     During October 2008, the Company notified LCP that it can no longer meet its financial obligations to continue its activities and as a result, the Board of Directors resolved to cease the Company’s activities. The motion for receivership was filed with the Tel Aviv District Court (the “Court”) on October 7, 2008, under the consent of LCP and the Company. On October 7, 2008, the Court rendered a receivership order against the Company and appointed a receiver for the entire assets and businesses of the Company.
     On November 5, 2008, Omniture acquired certain of the assets of Mercado, which included technology and related intellectual property, customers and partners agreements and certain operational assets, for a total consideration of $6,443,000 in cash. In addition, Omniture assumed certain outstanding obligations of Mercado’s subsidiaries. This transaction was approved by the Court on October 30, 2008.
     On November 9, 2008 the receiver filed a request with the Court to determine a procedure to expedite the processing of the claims by the Company’s creditors for their debts.
     Following the acquisition agreement and under the receivership terms, the outstanding loan to LCP in amount of $3,000,000 was repaid. In addition, $11,745,000 of the Convertible Bridge Loan agreements, including accrued interest as of September 30, 2008, were converted into 15,329,642 shares of Series CC convertible preferred stock of the Company at the price of $0.7662 per share. The remaining $1,000,000 outstanding related to the Convertible Bridge Loans shall be paid to the lenders.

MERCADO SOFTWARE LTD.
AND ITS SUBSIDIARIES
Notes to Consolidated Financial Statements-(Continued)
     On November 9, 2008, the receiver filed a request with the court to determine a procedure to expedite the processing of the claims by the Company’s creditors for their debts.